Exhibit 10.30

COOPERATION AGREEMENT

by and between

NEWCASTLE INVESTMENT CORP.

and

NEW MEDIA INVESTMENT GROUP INC.

dated as of

[—], 2013

i

COOPERATION AGREEMENT

This COOPERATION AGREEMENT (this “Agreement”) is entered into as of [—], 2013, by and between Newcastle Investment Corp., a Maryland corporation (“Newcastle”), and New Media Investment Group Inc., a Delaware corporation and a majority-owned subsidiary of Newcastle (“New Media”). Newcastle and New Media are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, pursuant to the Plan, Newcastle shall receive shares of common stock, par value $0.01 per share, of New Media (“New Media Common Stock”); and

WHEREAS, Newcastle has filed a Registration Statement pursuant to which Newcastle may elect to distribute shares of New Media Common Stock it receives pursuant to the Plan;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For this purpose “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Ancillary Agreements” has the meaning set forth in Section 4.1.

“Bankruptcy Business Day” means any day, other than a Saturday, Sunday, or a legal holiday, as defined in Bankruptcy Rule 9006(a).

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of New York are authorized or obligated by applicable Law or executive order to close.

[Signature Page to Cooperation Agreement]

“Distribution” has the meaning set forth in Section 2.1.

“Distribution Date” means the date on which the Distribution occurs, such date to be determined by, or under the authority of, the board of directors of Newcastle, in its sole and absolute discretion.

“Effective Time” means the time at which the Distribution is effective on the Distribution Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any U.S. federal, state, local or non-U.S. court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“Group” means either the Newcastle Group or the New Media Group, as the context requires.

“Information Statement” means the information statement, attached as an exhibit to the Registration Statement, and any related documentation to be provided to holders of Newcastle Common Stock in connection with the Distribution, including any amendments or supplements thereto.

“Law” means any law, statute, ordinance, code, rule, regulation, order, writ, proclamation, judgment, injunction or decree of any Governmental Authority.

“Newcastle” has the meaning set forth in the preamble to this Agreement.

“Newcastle Common Stock” means the outstanding shares of common stock, par value $0.01 per share, of Newcastle.

“Newcastle Group” means Newcastle and the Subsidiaries of Newcastle other than New Media and the Subsidiaries of New Media.

“New Media” has the meaning set forth in the preamble to this Agreement.

“New Media Common Stock” has the meaning set forth in the recitals to this Agreement.

“New Media Group” means New Media and the Subsidiaries of New Media.

“NYSE” means the New York Stock Exchange, Inc.

“NYSE Listing Application” has the meaning set forth in Section 3.2(a).

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a union, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Plan” means a joint, prepackaged chapter 11 plan of reorganization (including any exhibits, annexes and schedules thereto) for GateHouse Media, Inc. and its affiliated debtors dated as of September 20, 2013 (together with all exhibits, annexes and schedules thereto), in each case as amended, supplemented or otherwise modified from time to time, in the cases captioned In re: GateHouse Media, Inc., et al., Case No. 13-12503 in the United States Bankruptcy Court for the District of Delaware.

“Plan Effective Date” means the date that is a Bankruptcy Business Day, determined in accordance with the Plan, on which all conditions precedent to the occurrence of the Plan Effective Date set forth in Section 9.1 of the Plan have been satisfied or waived in accordance with Section 9.2 of the Plan.

“Record Date” means 5:00 PM, Eastern Time, on the date, to be determined by the board of directors of Newcastle, as the record date for determining holders of Newcastle Common Stock entitled to receive shares of New Media Common Stock in the Distribution.

“Record Holders” means the holders of record of Newcastle Common Stock on the Record Date.

“Registration Statement” means the registration statement on Form 10 of New Media with respect to the registration under the Exchange Act of the New Media Common Stock to be distributed in the Distribution, including any amendments or supplements thereto.

“SEC” means the United States Securities and Exchange Commission.

“Subsidiary” means, with respect to any specified Person, any corporation, partnership, limited liability company, joint venture or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such specified Person or by any one or more of its subsidiaries, or by such specified Person and one or more of its subsidiaries.

“Transactions” means the Distribution and any other transactions contemplated by this Agreement or any Ancillary Agreement.

Section 1.2 Interpretation. In this Agreement and the Ancillary Agreements, if any, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words used in the plural include the singular;

(b) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(c) the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(d) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(e) accounting terms used herein shall have the meanings historically ascribed to them by Newcastle and its Subsidiaries in its and their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;

(f) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(g) reference to any Law means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(h) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution and any reference to a third party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;

(i) if there is any conflict between the provisions of the main body of this Agreement or an Ancillary Agreement and the exhibits and schedules thereto, the provisions of the main body of this Agreement or the Ancillary Agreement, as applicable, shall control unless explicitly stated otherwise in such schedule;

(j) if there is any conflict between the provisions of this Agreement and any Ancillary Agreement, the provisions of such Ancillary Agreement shall control (but only with respect to the subject matter thereof) unless explicitly stated otherwise therein; and

(k) any portion of this Agreement or any Ancillary Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be.

ARTICLE II

AGREEMENT TO COOPERATE

Section 2.1 Effecting the Distribution. At the reasonable request of Newcastle from time to time, New Media agrees to use commercially reasonable efforts to cooperate with Newcastle in connection with the distribution by Newcastle to its stockholders, on a pro rata basis, of shares of New Media Common Stock owned by Newcastle as of the Distribution Date (the “Distribution”).

ARTICLE III

CERTAIN ACTIONS PRIOR TO THE DISTRIBUTION

Section 3.1 SEC and Other Securities Filings.

(a) Prior to the date of this Agreement, the Parties caused the Registration Statement to be prepared and filed with the SEC.

(b) At the request of Newcastle, New Media shall use its commercially reasonable efforts to cause the Registration Statement to become effective.

(c) New Media shall cooperate in preparing, filing with the SEC and causing to become effective any other registration statements or amendments or supplements thereto that are necessary or appropriate in order to effect the Transactions, or to reflect the establishment of, or amendments to, any employee benefit plans contemplated hereby.

(d) New Media shall take all such action as may be necessary or appropriate under state and foreign securities or “blue sky” Laws in connection with the Transactions.

Section 3.2 NYSE Listing Application.

(a) At the request of Newcastle, New Media shall use its commercially reasonable efforts to cause an application for the listing on the NYSE of New Media Common Stock to be issued to the Record Holders in the Distribution (the “NYSE Listing Application”) be prepared and filed.

(b) At the request of Newcastle, New Media shall use commercially reasonable efforts to have the NYSE Listing Application approved, subject to official notice of issuance, as soon as reasonably practicable following the date of this Agreement.

Section 3.3 Governance Matters.

(a) Articles of Incorporation and Bylaws. On or prior to the Distribution Date, the Parties shall take all necessary actions to adopt each of the amended and restated articles of incorporation and the amended and restated bylaws of New Media, each substantially in the forms approved by the Plan. Any further amendments to such amended and restated articles of incorporation and such amended and restated bylaws of New Media may be adopted as determined by the board of directors of New Media.

(b) Officers and Directors. The officers and directors of New Media shall be determined by the board of directors of New Media.

Section 3.4 Rights of Newcastle to Effect the Distribution. Newcastle is under no obligation to consummate the Distribution and Newcastle may, in its absolute and sole discretion, upon approval from the board of directors of Newcastle, determine when and whether to effect the Distribution. No terms or provisions of this Agreement shall be understood to create an obligation on the part of Newcastle or any other Person to effect any of the Transactions or in any way limit Newcastle’s right to terminate this Agreement and any Ancillary Agreements.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Further Assurances. Each Party shall, and shall cause each applicable member of its Group to, use commercially reasonable efforts to execute and deliver such instruments and to take promptly, and to assist and cooperate with the other Party in taking, all actions reasonably necessary, proper or advisable to consummate and make effective the Transactions and any other instruments, written agreements or documents (collectively, the “Ancillary Agreements”) as the Parties may agree are reasonable necessary or desirable. Neither Party will, nor will either Party allow any other member of its Group to, without the prior written consent of the other Party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay any of the Transactions.

Section 4.2 Payment of Expenses. New Media shall be responsible for all costs and expenses incurred and directly related to the preparation, filing and effectiveness of the Registration Statement, the preparation, filing and effectiveness of any other registration statement or amendments or supplements thereto under Section 3.1(c) hereof, the listing of the New Media Common Stock to be issued to the Record Holders in the Distribution on the NYSE, including the preparation and filing for the NYSE Listing Application and any actions or filings in connection with any state and foreign securities or “blue sky” Laws. Newcastle will pay all of its own costs and expenses in connection with the Transactions.

Section 4.3 Amendments and Waivers.

(a) Subject to Section 3.4, this Agreement may not be amended except by an agreement in writing signed by both Parties.

(b) This Agreement may not be amended except by an agreement in writing signed by both Parties.

(c) Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party entitled to the benefit thereof and any such waiver shall be validly and sufficiently given for the purposes of this Agreement if it is in writing signed by an authorized representative of such Party. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that either Party would otherwise have.

Section 4.4 Entire Agreement. This Agreement and the Ancillary Agreements, if any, constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior negotiations, agreements, commitments, writings, courses of dealing and understandings with respect to the subject matter hereof.

Section 4.5 Survival of Agreements. Except as otherwise expressly contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Effective Time and remain in full force and effect in accordance with their applicable terms.

Section 4.6 Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

Section 4.7 Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five (5) Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile, (c) when delivered, if delivered personally to the intended recipient, and (d) one (1) Business Day following sending by overnight delivery via a national courier service and, in each case, addressed to a Party at the following address for such Party:

(a)	If to Newcastle:

Newcastle Investment Corp.
c/o Fortress Investment Group
1345 Avenue of the Americas
New York, New York 10105
Attention: Randal A. Nardone, Secretary
Fax: (212) 798-6120

(b)	If to New Media:

New Media Investment Group Inc.
c/o FIG LLC
1345 Avenue of the Americas
New York, New York 10105
Attention: Cameron MacDougall, Secretary
Fax: (212) 798-6075

Section 4.8 Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts, each of which when executed shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Execution and delivery of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic means shall be deemed to be, and shall have the same legal effect as, execution by an original signature and delivery in person.

Section 4.9 Severability. If any term or other provision of this Agreement is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

Section 4.10 Assignability; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns; provided, however, that the rights and obligations of each Party under this Agreement shall not be assignable, in whole or in part, directly or indirectly, whether by operation of law or otherwise, by such Party without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed) and any attempt to assign any rights or obligations under this Agreement without such consent shall be null and void. Notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement to any of their respective Affiliates provided that no such assignment shall release such assigning Party from any liability or obligation under this Agreement.

Section 4.11 Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE.

(b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 4.12 Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have relied upon their own knowledge and judgment. The Parties have had access to independent legal advice, have conducted such investigations they thought appropriate, and have consulted with such other independent advisors as they deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by the other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or their preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

Section 4.13 Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

Section 4.14 Title and Headings. Titles and headings to Sections and Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers as of the date first set forth above.

NEWCASTLE INVESTMENT CORP.

By:
	Name:	Kenneth Riis
	Title:	Chief Executive Officer

NEW MEDIA INVESTMENT GROUP INC.

By:
	Name:	Cameron D. MacDougall
	Title:	Secretary

[Signature Page to Cooperation Agreement]